SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

June 7, 2004

COLUMBIA BANKING SYSTEM, INC.

(Exact name of registrant as specified in its charter)

Washington

(State or other jurisdiction of incorporation)

0-20288	91-1422237
(Commission File Number)	IRS Employer Identification No.

1301 A Street

Tacoma, WA 98402

(Address of principal executive offices) (zip code)

Registrant’s telephone number, including area code: (253) 305-1900

Item 5. OTHER EVENTS

On June 7, 2004, Columbia Banking System, Inc., Tacoma, Washington (“Columbia”) entered into a Plan and Agreement of Merger (the “Merger Agreement”) with Bank of Astoria, an Oregon commercial bank in Astoria, Oregon and Interim Bank of Astoria an interim bank formed by Columbia solely to facilitate the acquisition. Under the terms of the Merger Agreement, Bank of Astoria will merge with and into Interim Bank of Astoria and will become a separate, wholly-owned subsidiary of Columbia.

Effective at the time of the merger, shareholders holding shares of Bank of Astoria stock will be entitled to receive, within certain parameters, a combination of Columbia common stock and/or cash based on an exchange ratio.

Consummation of the merger and share exchange are subject to several conditions, including receipt of applicable regulatory approvals and approval by the shareholders of Bank of Astoria. For information regarding the terms of the proposed transaction, reference is made to the Merger Agreement and the press release dated June 7, 2004, which are attached hereto as Exhibits 2 and 99, respectively, and incorporated herein by reference.

Item 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(a)	Financial statements. – not applicable

(b)	Pro forma financial information. – not applicable

(c)	Exhibits.

2.	Plan and Agreement of Merger dated as of June 7, 2004.

99.1	Press Release dated June 7, 2004.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 7, 2004	COLUMBIA BANKING SYSTEM, INC.

	By:	/s/ Melanie J. Dressel
Melanie J. Dressel
President and Chief Executive Officer

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